Exhibit (2)(a)(1)

SKYBRIDGE G II FUND

CERTIFICATE OF TRUST

THIS IS TO CERTIFY THAT:

FIRST: The undersigned trustee does hereby form a statutory trust pursuant to the Maryland Statutory Trust Act.

SECOND: The name of the statutory trust (the “Trust”) is:

SkyBridge G II Fund

THIRD: The address of the Trust’s principal office in the State of Maryland is c/o The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville-Timonium, Maryland 21093.

FOURTH: The name and business address of the Trust’s resident agent are The Corporation Trust Incorporated, 2405 York Road, Suite 201, Lutherville-Timonium, Maryland 21093.

FIFTH: This Certificate of Trust shall become effective at 3:00 p.m., Eastern Time, on March 24, 2025.

SIXTH: The undersigned trustee of the Trust acknowledges under the penalties for perjury, that to the best of the undersigned’s knowledge and belief, the facts stated herein are true.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned trustees have signed this Certificate of Trust as of this 24th day of March, 2025.

/s/ R. Stephen Hale
Name: R. Stephen Hale

/s/ James Jackson
Name: James Jackson

/s/ Kristin Smith
Name: Kristin Smith

/s/ Brett S. Messing
Name: Brett S. Messing

/s/ Raymond Nolte
Name: Raymond Nolte